UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

MEDWORTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35984	46-1970047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Brickell Avenue Suite 943
Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 347-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 22, 2013, MedWorth Acquisition Corp. (the "Company") distributed a consent solicitation statement to its stockholders of record as of Friday, September 6, 2013 seeking approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to MergeWorthRx Corp. As of November 26, 2013, the last day to receive consents from the Company's stockholders, the Company had received consents from holders owning 6,284,300 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), or 61.6% of the outstanding shares. Holders owning a total of 47,651 shares of the Company's Common Stock, or 0.47%, withheld consent. No holders abstained.

Following receipt of stockholder approval, on November 27, 2013, the Company filed an amendment to its Amended and Restated Certificate of Incorporation to change the Company's name to MergeWorthRx Corp.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDWORTH ACQUISITION CORP.

Date: November 27, 2013	By:	/s/ Anthony Minnuto
Name: Anthony Minnuto Title: Executive Chairman